                                                                  Exhibit 3.5(b)







                                     BYLAWS

                                       OF

                            CBRE/LJM -- NEVADA, INC.

                              a Nevada corporation




                            Adopted December 31, 1998

                              CBRE/LJM-NEVADA, INC.

                                     BYLAWS

                                TABLE OF CONTENTS

                                                                        Page

                                    ARTICLE I
                                     Offices
Section 1.     Principal Office ........................................   1
Section 2.     Other Offices ...........................................   1

                                   ARTICLE II
                            Meetings of Stockholders

Section 1.     Place of Meetings .......................................   1
Section 2.     Annual Meetings .........................................   1
Section 3.     Special Meetings ........................................   1
Section 4.     Notice of Meetings ......................................   1
Section 5.     Purpose of Meetings .....................................   2
Section 6.     Quorum ..................................................   2
Section 7.     Record Date .............................................   2
Section 8.     Voting ..................................................   2
Section 9.     Consent of Stockholders in Lieu of Meeting ..............   3

                                   ARTICLE III
                                    Directors

Section 1.     Powers ..................................................   3
Section 2.     Number and Term of Office ...............................   3
Section 3.     Place of Meetings .......................................   3
Section 4.     Annual Organizational Meeting ...........................   3
Section 5.     Regular Meetings ........................................   4
Section 6.     Special Meetings ........................................   4
Section 7.     Quorum ..................................................   4
Section 8.     Committees ..............................................   4
Section 9.     Action of Directors in Lieu of Meeting ..................   4
Section 10.    Compensation ............................................   4

                                   ARTICLE IV
                                     Notices

Section 1.     Notice, What Constitutes ................................   5
Section 2.     Waiver of Notice ........................................   5

                                                                            Page

                                    ARTICLE V
                                    Officers
Section 1.     Number and Qualifications ..................................    5
Section 2.     Compensation ...............................................    5
Section 3.     Term of Office .............................................    5
Section 4.     Subordinate Officers, Committees and Agents ................    6
Section 5.     The President ..............................................    6
Section 6.     The Vice President .........................................    6
Section 7.     The Secretary ..............................................    6
Section 8.     The Treasurer ..............................................    6

                                   ARTICLE VI
                              Certificates of Stock

Section 1.     Issuance ...................................................    7
Section 2.     Transfer Agent and Registrar ...............................    7
Section 3.     Lost Certificates ..........................................    7
Section 4.     Transfer of Stock ..........................................    7
Section 5.     Registered Stockholders ....................................    7

                                   ARTICLE VII
                               General Provisions

Section 1.     Dividends ..................................................    8
Section 2.     Reserves ...................................................    8
Section 3.     Checks .....................................................    8
Section 4.     Fiscal Year ................................................    8
Section 5.     Seal .......................................................    8
Section 6.     Amendments .................................................    8

                                     BYLAWS

                                       OF

                             CBRE/LJM - NEVADA, INC.



                                   ARTICLE I
                                     Offices

          Section 1.  Principal Office. The principal office shall be in the
                      ----------------
City of Reno, County of Washoe, State of Nevada.

          Section 2.  Other Offices. The Corporation may also have offices at
                      -------------
such other places both within and without the State of Nevada.

                                   ARTICLE II
                            Meetings of Stockholders

          Section 1.  Place of Meetings. Meetings of the stockholders shall be
                      -----------------
held at such time and place within or without the State of Nevada as shall be designated from time to time by the board of directors.

          Section 2.  Annual Meetings. Annual meetings of stockholders,
                      ---------------
commencing with the year 1999, shall be held on the 31st day in March of each calendar year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which the stockholders shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3.  Special Meetings. Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the articles or incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 4.  Notice of Meetings. Notice of meetings shall be in writing
                      ------------------
and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and place where it is to be held, which may be within or without the State of Nevada. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. In the event of the transfer of stock after delivery or mailing of the notice of, and before the holding of, the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

          Section 5.  Purpose of Meetings. Business transacted at any special
                      -------------------
meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 6.  Quorum. Stockholders holding at least a majority of the
                      ------
voting power, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7.  Record Date. The board of directors may prescribe a period
                      -----------
not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

          Section 8.  Voting.
                      ------

          (a) An act of stockholders who hold at lease a majority of the voting power and are present at a meeting at which a quorum is present is the act of the stockholders unless the statutes or articles of incorporation provide for different proportions.

          (b) Except as hereinafter provided, every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation.

          (c) At any meeting of the stockholders, any stockholder may designate another person or persons to act as a proxy or proxies as provided by law. If any stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such stockholder upon all of the persons so designated unless the stockholder shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to the above, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots.

          Section 9.  Consent of Stockholders in Lieu of Meeting. Any action
                      ------------------------------------------
required or permitted to be taken at a meeting may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action, in which case, such greater proportion of written consents shall be required.

                                  ARTICLE III
                                    Directors

          Section 1.  Powers. The business of the Corporation shall be managed
                      ------
by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the articles of incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

          Section 2.  Number and Term of Office.
                      -------------------------

          (a) The number of directors shall be one (1). The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2(b) of this article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

          (b) Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board of directors, effective at a future date, the board of directors shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

          (c) Any director may be removed from office by the vote of stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to voting power, except that (i) if the articles of incorporation provide for the election of directors by cumulative voting, no director may be removed from office under the provisions of this section except upon the vote of stockholders owning sufficient shares to have prevented his election to office in the first instance, and (ii) if the articles of incorporation require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a director.

          Section 3.  Place of Meetings. The board of directors of the
                      -----------------
Corporation may hold meetings, both regular and special, either within or without the State of Nevada.

          Section 4.  Annual Organizational Meeting. The first meeting of each
                      -----------------------------
newly elected board of directors shall be held within thirty (30) days after the adjournment of the annual meetings of stockholders. No notice of such meeting shall be necessary to be given to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 5.  Regular Meetings. Meetings of the board of directors may
                      ----------------
be held without notice at such time and place as shall from time to time be determined by the board of directors.

          Section 6.  Special Meetings. Special meetings of the board of
                      ----------------
directors may be called by the president or secretary on the written request of one director. Written notice of special meetings of the board of directors shall be given to each director by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone) or forty-eight (48) hours (in the case of notice by telegram) or three (3) days (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the date, time and place of the meeting, but need not describe the purpose of the meeting unless required by the articles of incorporation, these bylaws or provided by law.

          Section 7.  Quorum. A majority of the board of directors, at a meeting
                      ------
duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation.

          Section 8.  Committees.
                      ----------

          (a) The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may appoint natural persons who are not directors to serve on committees.

          (b) The committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

          Section 9.  Action of Directors in Lieu of Meeting. Any action
                      --------------------------------------
required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board of directors or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board of directors or committee.

          Section 10. Compensation. The directors may be paid their expenses, if
                      ------------
any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     Notices

          Section 1.  Notice, What Constitutes. Notices to directors and
                      ------------------------
stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, facsimile or telephone.

          Section 2.  Waiver of Notice.
                      ----------------

          (a) Whenever all parties entitled to vote at a meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

          (b) Whenever any notice whatever is required to be given under the provisions of the statutes, the articles of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    Officers

          Section 1.  Number and Qualifications. The officers of the Corporation
                      -------------------------
shall be chosen by the board of directors at its first meeting and thereafter after each annual meeting of stockholders. The officers to be elected shall include a president, a secretary and a treasurer. Any person may hold two or more offices. The board of directors may also appoint vice presidents and additional officers or assistant officers as it shall deem necessary.

          Section 2.  Compensation. The salaries of all officers and agents of
                      ------------
the Corporation shall be fixed by the board of directors.

          Section 3.  Term of Office. The officers of the Corporation shall hold
                      --------------
office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

          Section 4.  Subordinate Officers, Committees and Agents. The board of
                      -------------------------------------------
directors may elect any other officers and appoint any committees, employees or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the board of directors to be required by the business of the Corporation. The directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

          Section 5.  The President. The president shall be the chief executive
                      -------------
officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

          Section 6.  The Vice President. If appointed, the vice president
                      ------------------
shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors may from time to time prescribe.

          Section 7.  The Secretary. The secretary shall attend all meetings of
                      -------------
the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          Section 8.  The Treasurer. The treasurer shall have the custody of the
                      -------------
corporate funds and securities and shall keep in full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board of directors, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE VI
                              Certificates of Stock

          Section 1.  Issuance. Every stockholder shall be entitled to have a
                      --------
certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

          Section 2.  Transfer Agent and Registrar. Whenever any certificate is
                      ----------------------------
countersigned or otherwise by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures.

          Section 3.  Lost Certificates. The board of directors may direct a new
                      -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4.  Transfer of Stock. Upon surrender to the Corporation or
                      -----------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5.  Registered Stockholders. The Corporation shall be entitled
                      -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VII
                               General Provisions

          Section 1.  Dividends. Dividends upon the capital stock of the
                      ---------
Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

          Section 2.  Reserves. Before payment of any dividend, there may be set
                      --------
aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

          Section 3.  Checks. All checks or demands for money and notes of the
                      ------
Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 4.  Fiscal Year. The fiscal year of the Corporation shall be
                      -----------
fixed by resolution of the board of directors.

          Section 5.  Seal. The Corporation may have a corporate seal in the
                      ----
form of a circle containing the name of the Corporation, the year of incorporation and such other details as may be approved by the board of directors. Nothing in these bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

          Section 6.  Amendments. These bylaws may be altered or repealed at any
                      ----------
regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.

                                  CERTIFICATION

          I hereby certify that the foregoing Bylaws were duly adopted by the board of directors of the Corporation as of the 31/st/ day of December, 1998.

                                               /s/ Walter V. Stafford
                                               ---------------------------------
                                               Walter V. Stafford, Secretary